AGREEMENT REGARDING
                            REPAYMENT UNDER GUARANTEE


     This Agreement is made as of October 5, 1999, between Pacific Aerospace & Electronics, Inc. ("PA&E") and Orca Technologies, Inc. ("Orca").

                                    RECITALS
                                    --------

     A. PA&E has guaranteed certain indebtedness of Orca to KeyBank National Association (the "Bank"), in the original principal amount of $1.3 million, plus accrued interest (the "Bank Debt").

     B. PA&E has previously loaned $300,000 to Orca pursuant to a Demand Promissory Note dated June 29, 1999, for partial payment of the Bank Debt.

     C. Orca and the Bank have entered into a Modification and/or Extension Agreement dated September 27, 1999 (the "Modification Agreement"), which provides for a repayment program, with three payments of principal and interest scheduled on or before October 1, 1999, November 1, 1999, and December 5, 1999.

     D. Orca cannot meet the payment schedule, and PA&E, as guarantor of the Bank Debt, has agreed to advance funds to Orca for the sole purpose of repaying the Bank Debt.

                                    AGREEMENT
                                    ---------

     1. Loan. PA&E will loan up to $1.2 million to Orca (the "Loan") for the sole purpose of paying the three scheduled payments of the Bank Debt (together with the $300,000 already loaned, the "Repayment Loan"). The Loan will be made in three separate payments, and is evidenced by a Demand Promissory Note of even date with this Agreement. The three payments will be made directly by PA&E to the Bank on Orca's behalf in accordance with the Modification Agreement.

     2. Covenants. For so long as any amounts remain outstanding under the Repayment Loan, Orca will not, without the prior written consent of PA&E: (i) borrow any money; (ii) sell any capital stock or other securities; (iii) sell any assets of Orca not in the ordinary course of business; (iv) make any payments or investments not in the ordinary course of business; (v) pay dividends or make other distributions to shareholders; or (vi) enter into any transaction with respect to the merger or sale of Orca or its business. In addition, for so long as any of the Repayment Loan is outstanding, Orca will promptly provide PA&E with monthly, quarterly and annual financial statements and will immediately apprise PA&E of any circumstances that might have a material adverse effect on Orca's business.

     3. Security. The Repayment Loan is secured pursuant to a Security Agreement dated June 29, 1999.

     4. Indemnification. In addition to repaying the Repayment Loan, Orca agrees to indemnify PA&E and hold it harmless against any payments PA&E makes as a result of its guarantee of the Bank Loan, including without limitation any costs and expenses (including reasonable attorneys' fees and expenses) related to any such payments.

     5. Governing Law. This Agreement will be governed by the laws of Washington.

     6. Attorneys' Fees. The prevailing party in arbitration or litigation related to this Agreement is entitled to reimbursement of its reasonable attorneys' fees and expenses, including those incurred on appeal or in a bankruptcy proceeding.

     7. Entire Agreement; Waiver; Severability. This Agreement, the Demand Promissory Notes dated June 29, 1999 and October 5, 1999, the Security Agreement dated June 29, 1999, and the related UCC-1 financing statement, constitute the entire agreement of the parties with respect to the subject matter hereof. Any agreement to waive or modify any term of this Agreement must be in writing and signed by the parties. If any provision of this Agreement is determined to be invalid, the remaining provisions shall remain enforceable.

                                           PACIFIC AEROSPACE & ELECTRONICS, INC.



                                           By /s/ DONALD A. WRIGHT
                                              ----------------------------------
                                                Its President
                                                    ----------------------------


                                           ORCA TECHNOLOGIES, INC.



                                           By /s/ ROGER P. VALLO
                                              ----------------------------------
                                                Its Chairman & CEO
                                                    ----------------------------

                                      -2-